Exhibit 10.1

Contract No. : Stock.2026.001

Subscription Agreement

This Subscription Agreement (this “Agreement”) is made and entered into as of September 8, 2026 by and between CXJ Group Co., Limited, a Nevada corporation (the “Company”) and the undersigned (the “Purchaser”). The Purchaser, together with the Company shall be referred to as the “Parties”.

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company 124,000 of common stock, par value $0.001 per share of the Company (“Common Stock”) pursuant to an exemption from registration under Section 4(a)(2), Regulation D, and/or Regulation S under the Securities Act of 1933, as amended (the “1933 Act”) or other applicable exemptions on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Securities Sale and Purchase. The Company shall issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company 124,000 of Common Stock of the Company (the “Shares” or the “Securities”) at a price of $0.588 per share for a total amount of US$72,912 (the “Purchase Price”) pursuant to an exemption from registration provided by Section 4(2), Regulation D, and/or Regulation S promulgated under the 1933 Act or other applicable exemption.

2.	Closing. At the closing, the Company will deliver to the Purchaser the Shares and the Purchase Price shall be paid by the Purchaser via wire transfer of immediately available funds to an account designated by the Company. The closing shall be held on such date as the parties may agree upon (the “Closing” and the “Closing Date”) at the offices of CXJ Group Co., Limited, 50 West Liberty Street, Suite 880 Reno, NV. at 10:00 a.m., or at such other location or by such other means upon which the parties may agree; provided, that all of the conditions set forth in Section 2 hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith.

3.	Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Purchaser, as of the date hereof, as follows:

(a)	Organization and Standing. The Company is a duly organized corporation, validly existing and in good standing under the laws of the State of Nevada, has full power to carry on its business as and where such business is now being conducted and to own, lease and operate the properties and assets now owned or operated by it and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification.

(b)	Authorization and Power. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors of the Company. The Agreement has been (or upon delivery will be) duly executed by the Company is or, when delivered in accordance with the terms hereof, will constitute, assuming due authorization, execution and delivery by each of the parties thereto, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c)	No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not (i) violate or conflict with the Company’s Certificate of Incorporation, By-laws or other organizational documents, (ii) conflict with or result (with the lapse of time or giving of notice or both) in a material breach or default under any material agreement or instrument to which the Company is a party or by which the Company is otherwise bound, or (iii) violate any order, judgment, law, statute, rule or regulation applicable to the Company, except where such violation, conflict or breach would not have a Material Adverse Effect on the Company. This Agreement when executed by the Company will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws and equitable principles relating to or limiting creditors’ rights generally).

(d)	Authorization. Issuance of the Shares to Purchasers has been duly authorized by all necessary corporate actions of the Company.

(e)	Issuances. The Shares to be issued hereunder will be validly issued, fully paid and nonassessable.

(f)	Litigation and Other Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company at law or in equity before or by any court or Federal, state, municipal or their governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which could materially adversely affect the Company. The Company is not subject to any continuing order, writ, injunction or decree of any court or agency against it which would have a material adverse effect on the Company.

(g)	Use of Proceeds. The proceeds of this Offering and sale of the Shares, net of payment of placement expenses, will be used by the Company for working capital and other general corporate purposes.

(h)	Consents/Approvals. No consents, filings (other than Federal and state securities filings relating to the issuance of the Shares pursuant to applicable exemptions from registration, which the Company hereby undertakes to make in a timely fashion), authorizations or other actions of any governmental authority are required to be obtained or made by the Company for the Company’s execution, delivery and performance of this Agreement which have not already been obtained or made or will be made in a timely manner following the Closing.

(i)	No Commissions. The Company has not incurred any obligation for any finder’s, broker’s or agent’s fees or commissions in connection with the transaction contemplated hereby.

(j)	Disclosure. No representation or warranty by the Company in this Agreement, the Agreement, nor in any certificate, Schedule or Exhibit delivered or to be delivered pursuant to this Agreement: contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. To the knowledge of the Company and its subsidiaries at the time of the execution of this Agreement, there is no information concerning the Company and its subsidiaries or their respective businesses which has not heretofore been disclosed to the Purchasers that would have a Material Adverse Effect.

(k)	Compliance with Laws. The business of the Company and its subsidiaries has been and is presently being conducted so as to comply with all applicable material federal, state and local governmental laws, rules, regulations and ordinances.

4.	Purchaser Representations, Warranties and Agreements. The Purchaser hereby acknowledges, represents and warrants as follows:

(a)	Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each of this Agreement and other Documents has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)	Investment Intent. Such Purchaser is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Shares for any period of time. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c)	Purchaser Status.

(i)	The Purchaser agrees and acknowledges that it was not, a “U.S. Person” (as defined below) at the time the Purchaser was offered the Shares and as of the date hereof:

(A)	Any natural person resident in the United States;

(B)	Any partnership or corporation organized or incorporated under the laws of the United States;

(C)	Any estate of which any executor or administrator is a U.S. person;

(D)	Any trust of which any trustee is a U.S. person;

(E)	Any agency or branch of a foreign entity located in the United States;

(F)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(H)	Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited Purchasers (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act) who are not natural persons, estates or trusts.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(ii)	The Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Shares in any country or jurisdiction where action for that purpose is required.

(iii)	The Purchaser (i) as of the execution date of this Agreement is not located within the United States, and (ii) is not purchasing the Shares for the account or benefit of any U.S. Person, except in accordance with one or more available exemptions from the registration requirements of the 1933 Act or in a transaction not subject thereto.

(iv)	The Purchaser will not resell the Shares except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration statement under the 1933 Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act.

(v)	The Purchaser will not engage in hedging transactions with regard to shares of the Company prior to the expiration of the distribution compliance period specified in Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 of Regulation S, as applicable, unless in compliance with the 1933 Act; and as applicable, shall include statements to the effect that the securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available.

(vi)	No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the 1933 Act), general solicitation or general advertising in violation of the 1933 Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Purchaser or any of their representatives in connection with the offer and sale of the Purchased Shares.

(d)	General Solicitation. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)	Access to Information. Such Purchaser acknowledges that it has reviewed the disclosure materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)	Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase the Shares pursuant to the Agreement, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser has not relied on the business or legal advice of the Company or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

5.	Miscellaneous

(a)	Confidentiality. The Purchaser covenants and agrees that it will keep confidential and will not disclose or divulge any confidential or proprietary information that such Purchaser may obtain from the Company pursuant to financial statements, reports, and other materials submitted by the Company to such Purchaser in connection with this offering or as a result of discussions with or inquiry made to the Company, unless such information is known, or until such information becomes known, to the public through no action by the Purchaser; provided, however, that a Purchaser may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary in connection with his or her investment in the Company so long as any such professional to whom such information is disclosed is made aware of the Purchaser’s obligations hereunder and such professional agrees to be likewise bound as though such professional were a party hereto, (ii) if such information becomes generally available to the public through no fault of the Purchaser, or (iii) if such disclosure is required by applicable law or judicial order.

(b)	Successors. The covenants, representations and warranties contained in this Agreement shall be binding on the Purchaser’s and the Company’s heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company. The rights and obligations of this Subscription Agreement may not be assigned by any party without the prior written consent of the other party.

(c)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

(d)	Execution by Facsimile. Execution and delivery of this Agreement by facsimile transmission (including the delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

(e)	Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts to be wholly performed within such state and without regard to conflicts of laws provisions. Any legal action or proceeding arising out of or relating to this Subscription Agreement and/or the Offering Documents may be instituted in the courts of the State of Nevada sitting in Nevada, and the parties hereto irrevocably submit to the jurisdiction of each such court in any action or proceeding. Purchaser hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Subscription Agreement and/or the Offering Documents and brought in any such court, any claim that Purchaser is not subject personally to the jurisdiction of the above named courts, that Purchaser’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

(f)	Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and facsimile numbers (or to such other addresses or facsimile numbers which such party shall subsequently designate in writing to the other party):

(i)	if to the Company:

CXJ Group Co., Limited.

Attn: LIXIN CAI

50 West Liberty Street, Suite 880 Reno, NV. 89501.

OR

C290, DoBe E-Manor, Dongning Road No.553,

Jianggan District, Hangzhou City,

Zhejiang Province,

China, 310026

(ii)	if to the Purchasers:

To the addresses set forth on the signature pages.

(g)	Entire Agreement. This Agreement (including the Exhibits attached hereto) and other Transaction Documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings between or among the parties with respect to such subject matter. The Exhibits constitute a part hereof as though set forth in full above.

(h)	Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Company and the Purchasers of not less than a majority of the principal amount of the subscription. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any proceeding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

(i)	Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

COMPANY:	CXJ GROUP CO., LIMITED.

By:
	Name:	LIXIN CAI
	Title:	CEO, President and Director
	Date:	September 8, 2026

PURCHASER:
Name: SUWEN WANG
Passport No. : EN9048435
Date: September 8, 2026
Purchase Price: $72,912
Number of Shares: 124,000
	Address:	Room 302, No. 34, Shanyu Yincheng,
No. 800 Liangxi Road, Binhu District, Wuxi
City, Jiangsu Province,
China, 214000
Telephone: +86- 18861803505
Email: 2335392127@qq.com